EXHIBIT 17.2




                                                     May 5, 2005



The Board of Directors
U.S. TELESIS HOLDINGS, INC.



Gentlemen:

Effective this date, I am resigning my position as President of U.S. Telesis Holdings, Inc.




                                                     Sincerely,


                                                     /s/ Nicolas Rigopulos
                                                     ----------------
                                                     Nicolas Rigopulos